Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-234509) of Unit Corporation of our reserves audit report for Unit Corporation dated January 31, 2018, which appears in the December 31, 2018 annual report on Form 10-K of Unit Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

November 27, 2019